Exhibit 8.1

List of Subsidiaries of Perfect World Co., Ltd. (the “Registrant”)

Wholly-Owned Subsidiaries

1.	Beijing Perfect World Software Co., Ltd., a PRC company

2.	Perfect Online Holding Limited, a Hong Kong company

3.	Perfect World Entertainment Inc., a Delaware, USA company

4.	Perfect World Interactive Entertainment Co., Ltd., a Cayman Islands company

5.	Perfect Game Holdings Limited, a British Virgin Islands company

6.	Global Interserv (Caymans) Inc., a Cayman Islands company

7.	Interserv Information and Technology (Shanghai) Co., Ltd., a PRC company

8.	Chengdu Interserv Information and Technology Co., Ltd., a PRC company

9.	Perfect Star Co., Ltd., a Malaysia company

10.	Perfect Pictures Co., Ltd., a British Virgin Islands company

11.	Perfect Sky Online Co., Limited, a Hong Kong company

12.	Perfect Entertainment Zone N.V., a Netherlands Antilles company

13.	Perfect World Interactive Technology Co., Ltd., a Taiwan company

14.	Shanghai Perfect World Software Co., Ltd., a PRC company

15.	Perfect World Universal Coöperatieve U.A., a Netherlands company

16.	Perfect World Europe B.V., a Netherlands company

17.	C&C Media Co., Ltd., a Japanese company

18.	CCO Co., Ltd., a Japanese company

19.	Beijing Perfect World Digital Entertainment Software Co., Ltd., a PRC company

20.	Beijing Perfect World Game Software Co., Ltd., a PRC company

Majority-Owned Subsidiaries

21.	Runic Games, Inc., a U.S. company

Affiliated Entities Consolidated in the Registrant’s Financial Statement

22.	Beijing Perfect World Network Technology Co., Ltd., a PRC company

23.	Beijing Huanxiang Zongheng Chinese Literature Website Co., Ltd., a PRC company

24.	Shanghai Perfect World Network Technology Co., Ltd., a PRC company

25.	Chengdu Perfect World Network Technology Co., Ltd., a PRC company

26.	Perfect World (Beijing) Pictures Co., Ltd., a PRC company

27.	Beijing Perfect World Digital Entertainment Co., Ltd., a PRC company

28.	Beijing Xinbaoyuan Movie & TV Investment Co., Ltd., a PRC company

29.	Shanghai Baohong Entertainment and Media Co., Ltd., a PRC company

30.	Beijing iTime Production Co., Ltd., a PRC company

31.	Beijing Perfect Harvest Pictures Co., Ltd., a PRC company

32.	Chengdu Ye Net Science and Technology Development Co., Ltd., a PRC company

33.	Hefei Perfect World Network Technology Co., Ltd., a PRC company

34.	Beijing Perfect Moment Pictures Co., Ltd., a PRC company

35.	Beijing Perfect Credit Pictures Co., Ltd., a PRC company